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                                                                      EXHIBIT 11

                           AMC, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
             (For the three months ended November 30, 1997 and 1996)


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
                                                                               For the three months ended
                                                                                      November 30,
                                                                              -------------------------------
                                                                                 1997               1996
                                                                              -----------         -----------
Primary

Weighted average number of outstanding common shares                           61,962,751          61,962,751
                                                                              ===========         ===========

Net Earnings                                                                  $ 1,255,195         $   471,188

Primary earnings per common and common equivalent share                       $       .02         $       .01
                                                                              ===========         ===========
Fully Diluted

Weighted average number of outstanding common shares                                   (a)         61,962,751
Net effect of dilutive warrants - based on the treasury stock method                   (a)
                                                                                                   16,736,548
                                                                              ===========         ===========
                                                                                       (a)         78,699,299
                                                                              ===========         ===========

Adjusted Net Earnings                                                                  (a)        $   676,188

Fully diluted earnings per common and common equivalent share                 $       .02         $       .01
                                                                              ===========         ===========
(a)      Not applicable as warrants are anti-dilutive.
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